Exhibit 10.1

FIRST INTERSTATE BANCSYSTEM, INC. 2006 EQUITY COMPENSATION PLAN

RESTRICTED STOCK GRANT AGREEMENT (EMPLOYEES)

This Restricted Stock Grant Agreement (“Agreement”) is made and entered into as of the date specified above between First Interstate BancSystem, Inc., a Montana corporation (the “Company”), and the above named Participant.

The Company and Participant agree as follows:

1.	Precedence of Plan. This Agreement is subject to and will be construed in accordance with the terms and conditions of the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan will have the meaning specified in the Plan.

2.	Grant of Restricted Stock Benefit. Participant is hereby granted a Restricted Stock Benefit of the shares of Common Stock listed on the attached Notice of Restricted Stock Benefit Award (the “Shares”).

3.	Vesting.

a.	Performance Vesting. The Shares will vest on December 31, 2015 (the “Vesting Date”) to the extent that the following performance criteria are satisfied on the Vesting Date: one-third of the Shares will vest based on the average percentile rank of the Company’s return on assets (“ROA”), one-third on the average percentile rank of the Company’s return on equity (“ROE”), and one-third on the average percentile rank of the Company’s total return to shareholders (“TSR”). Each such performance criteria will be determined by comparison to the SNL Index of Bank Holding Companies valued between $4B and $12B (the SNL Index”) for the twelve quarters ending September 30, 2015, rounded to the nearest whole percentage. For each of the three portions of Shares:

i.	If the Company’s percentile rank is less than 41%, 0% of that portion of the Shares will vest on the Vesting Date.

ii.	If the Company’s percentile rank is greater than or equal to 41% and less than 45%, 25% of that portion of the Shares will vest on the Vesting Date.

iii.	If the Company’s percentile rank is greater than or equal to 45% and less than 50%, 38% of that portion of the Shares will vest on the Vesting Date.

iv.	If the Company’s percentile rank is greater than or equal to 50% and less than 60%, 50% of that portion of the Shares will vest on the Vesting Date.

v.	If the Company’s percentile rank is greater than or equal to 60% and less than 70%, 75% of that portion of the Shares will vest on the Vesting Date.

vi.	If the Company’s percentile rank is greater than or equal to 70% and less than 80%, 100% of that portion of the Shares will vest on the Vesting Date.

Restricted Stock Grant Agreement	1

vii.	If the Company’s percentile rank is greater than or equal to 80% and less than 90%, 100% of that portion of the Shares will vest on the Vesting Date. In addition, the Company will issue to the Participant an additional number of shares of Company Common Stock equal to 15% of that portion’s Shares.

viii.	If the Company’s percentile rank is 90% or greater, 100% of that portion of the Shares will vest on the Vesting Date. In addition, the Company will issue to the Participant an additional number of shares of Company Common Stock equal to 25% of that portion’s Shares.

b.	Death, Disability or Retirement of Participant. If Participant separates from service with the Company due to death, disability, or retirement at or after age 65 prior to the Vesting Date, the Participant will remain entitled to the Shares, subject to attainment of the performance criteria on the Vesting Date.

c.	Dissolution or Change in Control. As provided in the Plan, if FIBS is Dissolved or if FIBS is a party to a merger, reorganization, or consolidation in which FIBS is not the surviving corporation (a “Change in Control”), 100% of the Shares will vest (unless previously forfeited).

4.	Forfeiture of Shares.

a.	Except as provided in paragraph b above (with respect to vesting of shares after death, disability or retirement), in the event that Participant terminates service with the Company prior to the Vesting Date, all of the Shares will be forfeited to the Company as of the date of termination of service.

b.	To the extent that any of the performance criteria are not satisfied as of the Vesting Date, any unvested Shares will be forfeited to the Company as of the Vesting Date.

c.	Participant acknowledges and agrees that, if Participant is a reporting person of the Company under Section 16 of the Securities Exchange Act of 1934, as amended, any Shares or Additional Shares issued pursuant to this Agreement are subject to the First Interstate BancSystem Clawback Policy, as amended from time to time (the “Policy”, a current copy of which, if applicable, has been provided), which, among other things, authorizes and empowers the Company to recoup any and all Shares or Additional Shares issued pursuant hereto, to the extent Company deems it necessary or appropriate to comply with laws and regulations regarding compensation recapture, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. To the extent applicable, Participant hereby agrees to abide by the terms of the Policy.

5.	Stock Register and Certificates. The Shares may be issued in book entry form. If so, the Company will cause the transfer agent for the Company’s shares of Common Stock to make a book entry record showing ownership for the Shares in Participant’s name subject to the terms and conditions of this Agreement. Participant will be issued an account statement acknowledging Participant’s ownership of the Shares.

Restricted Stock Grant Agreement	2

If certificates are issued evidencing the Shares, the certificates for the Shares must be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate must be accompanied by a duly executed Stock Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates will remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation. Upon delivery of the certificates to the Company, Participant will be issued an instrument of deposit acknowledging the number of Shares delivered in escrow to the Secretary of the Company. As Participant’s Shares vest, certificates for such vested Shares will be released from escrow and delivered to Participant, at Participant’s request, within 30 days of their vesting.

6.	Rights with Respect to Shares. Participant has the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

Notwithstanding the foregoing, Participant does not have the right to vote any additional shares of Common Stock that may be granted under paragraph 3(a)(v) or (vi) (“Additional Shares”), unless and until such Additional Shares are awarded on the Vesting Date. In addition, Participant does not have the right to exercise any other rights, powers and privileges of a holder of Common Stock with respect to the Additional Shares, except as specifically set forth in this Agreement and the Plan.

With respect to the Additional Shares, any regular cash dividends and such other distributions as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Additional Shares from the Date of Grant until the Vesting Date will be paid to Participant as deferred compensation on the Vesting Date, but only to the extent Participant is actually issued Additional Shares on the Vesting Date.

7.	Responsibility for Taxes. Participant may complete and file with the Internal Revenue Service an election in substantially the form attached hereto as Exhibit B pursuant to Section 83(b) of the Internal Revenue Code (“Code”) to be taxed currently on the fair market value of the Shares, without regard to the vesting restrictions set forth in this Agreement. Participant will be responsible for all taxes associated with the acceptance of the Restricted Stock Benefit, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

8.	Shareholders’ Agreement. Coincident with the vesting of the Shares and as a condition precedent to the Company’s obligation to deliver the Shares to Participant, Participant must execute and deliver to the Company Participant’s agreement to be bound by the terms of the current form of applicable Shareholder’s Agreement utilized by the Company.

Restricted Stock Grant Agreement	3

9.	General Provisions.

a.	Withholding. Participant must reimburse the Company, in cash, by certified or bank cashier’s check, or any other form of legal payment permitted by the Company for any federal, state or local taxes required by law to be withheld with respect to the vesting of the Shares and the issuance of the Additional Shares. The Company has the right to deduct from any salary or other payments to be made to Participant any federal, state or local taxes required by law to be so withheld. The Company’s obligation to deliver a certificate to Participant representing the Shares upon vesting of the Shares or representing the Additional Shares is subject to the payment by Participant of any applicable federal, state and local withholding tax.

b.	Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, Participant gives explicit consent to the Company to process any such personal data.

c.	Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, Participant agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Participant in an electronic format. If at any time Participant would prefer to receive paper copies of these documents, as Participant is entitled to, the Company would be pleased to provide copies. Please contact Todd Hertz at 406-255-5318 to request paper copies of these documents.

d.	Fractions. To the extent that a fractional number of Shares vest or that the Company is obligated to issue a fractional number of Additional Shares, such number will be rounded down to the nearest whole share number.

e.	Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and will be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

f.	Legends. All certificates representing the Shares prior to vesting will contain the following legend or a legend similar thereto:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2006 EQUITY COMPENSATION PLAN AND AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER WHEREBY THE TRANSFER IN ANY MANNER OF SUCH SHARES OF STOCK OR ANY INTEREST THEREIN IS RESTRICTED

Restricted Stock Grant Agreement	4

AND THE SHARES OF STOCK ARE SUBJECT TO FORFEITURE. A COPY OF SAID PLAN AND SAID AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

Certificates may also contain such other legends and transfer restrictions as the Company deems reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws.

g.	Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement may be deemed to create in any way whatsoever any obligation on the part of Participant to remain in the Service of the Company, or of the Company to continue Participant in the Service of the Company.

h.	Specific Enforcement. Because of the unique value of the Shares, in addition to any other remedies that the Company may have upon the breach of the agreements contained herein, the obligations of Participant are specifically enforceable.

i.	Costs of Enforcement. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, must pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party recovers judgment in any action or proceeding, such costs, expenses and attorneys’ fees will be included as part of the judgment.

j.	Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

k.	Interpretation. The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement will be made by the Company, and all such interpretations, constructions and determinations will be final and conclusive as to all parties. This Agreement, as issued pursuant to the Plan, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision hereof. This Agreement may be executed in counterparts, all of which will be deemed to be one and the same instrument, and it is sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement in any way.

Restricted Stock Grant Agreement	5

l.	Assignment. This Agreement is binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

m.	Notices. All notices or other communications that are required to be given or may be given to either party pursuant to the terms of this Agreement must be in writing and must be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice will be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this section.

n.	Governing Law; Venue. This Agreement and the rights and obligations of the parties hereto will be governed by and construed in accordance with the laws of the State of Montana. The parties agree that any action brought by either party to interpret or enforce any provision of the Plan or this Agreement must be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district of Montana.

Restricted Stock Grant Agreement	6

IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company, and Participant have executed this Agreement on February 15, 2013, effective as of the date of grant.

FIRST INTERSTATE BANCSYSTEM, INC.	PARTICIPANT

By:
Signature
Title:
Print Name

<Street Address>	Address:
<City, ST Zip>

Restricted Stock Grant Agreement	7

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto First Interstate BancSystem, Inc., a Montana corporation (the “Company”),                     (            ) shares of Common Stock of the Company, standing in the undersigned’s name on the books of said corporation represented by Certificate No.                     , and does hereby irrevocably constitute and appoint the Secretary of the Company as attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
Signature

Print Name

Stock Assignment Separate from Certificate

EXHIBIT B

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME

PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

This election form is to be filed with the IRS Service Center with which the Participant files his or her return. It should be mailed “Certified Mail” and postmarked by the post office to establish proof of timely filing. Timely filing requires such mailing to occur within thirty (30) days following the date of the grant. One copy must be provided to the Company and one copy must be filed with the Participant’s tax return for the taxable year of grant. Participant may also wish to determine the relevant state tax procedure for the state in which Participant resides.

Pursuant to the Restricted Stock Grant Agreement entered into by and between the undersigned Participant and First Interstate BancSystem, Inc., a Montana corporation (the “Company”), as of                     , 20        (the “Award Agreement”), Participant has acquired                     shares of Common Stock of the Company (the “Shares”) which are subject to a substantial risk of forfeiture under the Award Agreement. Participant desires to make an election to have the Shares taxed under the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) at the time Participant acquired the Shares.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2, Participant hereby makes an election to report as taxable income in                    [YEAR] the Shares’ fair market value on                    [DATE], the date on which Participant acquired the Shares (or any subsequent date that may be determined to be the date of transfer for purposes of the Code).

The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1. The name, address and social security number of Participant:

2.	A description of the property with respect to which the election is being made:

Shares of Common Stock of First Interstate BancSystem, Inc., a Montana corporation.

3.	The date on which the property was transferred: .

The taxable year for which such election is made: Calendar Year                    .

4.	The restrictions to which the property is subject:

The Shares are subject to forfeiture to the Company for no consideration should Participant’s employment with the Company terminate or should other specified events occur. Shares vest only upon the passage of time. Upon any transfer by Participant, the Shares will be subject to the same restrictions.

Section 83(b) Election

5.	The fair market value on , 20 , of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $ .

6.	The amount paid for such property: $ .

7.	A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Signature
Print Name:

Date

Section 83(b) Election

Notice of Restricted Stock Benefit Award of First Interstate BancSystem, Inc.

Company Name:	First Interstate Bancsystem, Inc.
Plan:	2006 Equity Compensation Plan

Participant Id:

Participant Name:

Participant Address:

Grant/Award Type:	Restricted Stock Benefit (performance based vesting)

Share Amount:

Grant/Award Price:

Grant/Award Date:	2/15/2013

Expiration Date:	12/31/2015

Vesting Schedule

Vesting Date	Vesting Percent
12/31/2015	Based on performance criteria as described in Agreement

Notice of Restricted Stock Benefit Award